UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

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NEW PEOPLES BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 000-33411

Virginia (State or other jurisdiction of incorporation or organization)	31-1804543 (I.R.S. Employer Identification No.)
67 Commerce Drive Honaker, Virginia (Address of principal executive offices)	24260 (Zip Code)

(276) 873-7000

(Registrant’s telephone number, including area code)

n/a

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 29, 2007, New Peoples Bank (the “Bank”), a wholly-owned subsidiary of New Peoples Bankshares, Inc. (the “Company”), completed the purchase of two branch offices of FNB Southeast, a North Carolina chartered bank, located in Norton and Pennington Gap, Virginia. Combined, the Bank purchased approximately $60.3 million in deposits and $13.7 million in loans. There were no material relationships, other than the transaction, between the Company, the Bank, and FNB Southeast, their affiliates, officers, or directors.

A copy of the press release announcing the completion of the sale is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated July 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.

Date: July 5, 2007	By:	/s/ C. Todd Asbury
C. Todd Asbury
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 5, 2007.